Infinera Ltd. Confidential Infinera Limited (United Kingdom) Terms and Conditions of Employment For Nicholas Walden Senior Vice President, Worldwide Sales

Infinera Ltd. Confidential This document contains the main terms and conditions of employment which govern your service with the Company. Your service with the Company is also subject to the terms contained in the Confidential Information and Invention and IPR Assignment Agreement entered into between you and the Company effective 11th May 2015 (the “Confidentiality Agreement”). If there should be any ambiguity or discrepancy between the terms in the Confidentiality Agreement and the terms set out in this employment agreement, the terms in this employment agreement will prevail, except where expressly stated.

Infinera Ltd. Confidential TERMS AND CONDITIONS OF EMPLOYMENT BETWEEN 1. General Infinera Limited, a company registered in the United Kingdom, whose registered office is at 25 City Road, London EC1Y 1AA (hereinafter referred to as “we”, “us” or the “Company”), and Nick Walden of 125 Kings Road, Fleet, Hampshire. GU51 3DR . 2. Commencement 2.1 In connection with your transfer of employment from Infinera Corporation (hereinafter referred to as “Infinera”) to the Company and your associated relocation from the United States of America to the United Kingdom (hereinafter referred to as “Relocation”), you will commence employment in the United Kingdom effective 14th August 2023 (hereinafter referred to as “UK Start Date”). Notwithstanding the UK Start Date, your period of continuous employment with the Company is effective from 31st August 2015. 2.2 In accepting your appointment, it shall be deemed that you have accepted all the terms and conditions set out in these Terms and Conditions of Employment and the Confidentiality Agreement. 3. Terms of Employment 3.1 These Terms and Conditions together with any document referred to herein constitute the entire agreement between you and the Company and are in substitution for all previous terms and conditions of employment between the Company and yourself whether given verbally or in writing all of which are deemed to be terminated by mutual consent; provided that the Amended and Restated Change of Control Severance Agreement entered into between you and Infinera dated January 5, 2020 (hereinafter referred to as “Change of Control Agreement”) shall continue in full force and effect. 4. Duties 4.1 Your job title is SVP, Worldwide Sales, or as may subsequently be notified following any change. In your job position you will perform all acts, duties and obligations and comply with such orders as may be designated by the Company which are reasonably consistent with that position. The Company may from time to time require you to perform duties normally undertaken by others or to take on different or additional duties, however you will not be assigned duties which you cannot reasonably perform. 4.2 You are required to comply with the Company's rules, regulations and policies for its employees from time to time in force. 5. Hours of Work 5.1 Your basic hours of work are 40 hours per week. Normal working hours are Monday to Friday from 9am to 6pm, including one hour for lunch. However, the Company reserves the right to change your start and finish times. However, you may be required to work additional hours either as requested to do so by the

Infinera Ltd. Confidential Company or when the proper performance of your work so requires. There is no entitlement to be paid extra remuneration for any additional hours worked in excess of basic weekly hours, as this obligation has already been taken into consideration by the Company in determining salary levels. 6. Place of Work 6.1 Your place of work will be your Home address. You will be required to work at various premises belonging to the Company's customers, and to travel both within the UK and abroad. 7. Remuneration, Expenses, Bonus/Commission and Deduction 7.1 Your base salary is the GBP equivalent of USD 430,000 per annum, less tax and NI contributions, as of the UK Start Date, based on the prevailing exchange rate as determined by the Infinera Finance Department. It is payable monthly in arrears by credit transfer on the 25th day of each month, or such other date within that month as may subsequently be notified. 7.2 You will be reimbursed, in accordance with the Company’s policies and procedures (as amended from time to time), for reasonable business expenses and costs of equipment, tools, and other materials in the scope of your responsibilities provided that: you provide satisfactory documentation and receipts to support your requests for reimbursement. Business expenses must be promptly submitted to be eligible for reimbursement. 7.3 The Company shall be entitled at any time during your employment, or in any event on termination, to deduct from your remuneration or your expenses any monies due from you to the Company, including but not limited to any outstanding loans, advances, the cost of repairing any damage or loss to the Company's property caused by you (and of recovering the same); and by signing these Terms and Conditions you consent to such deductions being made. 7.4 Your target annual incentive compensation will be 100% of your base salary. The terms of your target incentive compensation will be established from time to time by the Compensation Committee of Infinera’s Board of Directors. 8. Holidays 8.1 The Company's vacation year is from January to December. You are entitled to 25 days' paid vacation in each complete calendar year, exclusive of bank and public holidays normally observed in the UK. 8.2 On the commencement and termination of your employment, you will be treated as having accrued vacation on a pro rata basis for each complete month of service in that vacation year, calculated by reference to your first or last date at work (as appropriate) and vacation entitlement in the year in question. If, on the termination of your employment, you have exceeded your accrued vacation entitlement, this excess will be deducted from any sums due to you. If you have vacation entitlement still owing the Company may, at its sole discretion require you to take your vacation during your notice period or may pay you a sum in lieu of accrued vacation. 8.3 You must obtain the prior approval of the Company before booking vacation dates. You must submit the proper forms to account for these vacations. 8.4 Please refer to the Company’s Human Resources site for details of how much holiday (if any) can be carried over from one holiday year to another. Please note that Infinera retain absolute discretion

Infinera Ltd. Confidential to amend this policy from time to time. 9. Sickness Absence 9.1 In all cases of absence you must inform your immediate supervisor, as soon as practicable (if possible by telephone) on the first day of absence from work and keep the Company informed of your progress and likely date of return to work. 9.2 A self-certificate will be accepted by the Company for absences of up to seven consecutive days including weekends. For periods of sickness of seven consecutive days or more, including weekends, you will be required to obtain a certificate from your doctor and send this to the Company. 9.3 In the event of your absence on grounds of ill-health, you shall be entitled to statutory sick pay due in accordance with applicable legislation in force at the time of absence. 9.4 If at any time your health gives cause for concern, the Company reserves the right to require you to undergo a medical examination by a doctor or consultant nominated by it, in which event the Company will bear the cost of such examination. 9.5 For the avoidance of doubt, the Company reserves the right to terminate your employment under Clause 16 below at any time, notwithstanding that you may be in receipt of Company sick pay. 10. Health Insurance and Other Benefits 10.1 You are eligible to participate in the Company's medical insurance and life insurance schemes, subject to the terms and conditions of such scheme from time to time in force. Details of the schemes will be provided to you under separate cover. The Company reserves the right to terminate its participation in any of the schemes or substitute another scheme or alter the benefits available to you under the scheme. If a scheme provider refuses for any reason to provide the relevant benefit(s) to you under the applicable scheme, the Company shall not be liable to provide, or compensation for the loss of such benefit(s). 10.2 Any actual or prospective loss of entitlement to long term disability or private medical insurance benefits shall not limit or prevent the Company from exercising its right to terminate your employment in accordance with Clause 16 below, or otherwise, and the Company shall not be liable to provide, or compensate for the loss of, such benefit(s). 10.3 The Company will comply with the employer pension duties in accordance with the Pensions Act 2008. There is no contracting out certificate in force in relation to the Second State Pension. 11. Exclusivity of Service 11.1 You are required to devote your full time, attention and abilities to your job duties during working hours and to act in the best interests of the Company at all times. 11.2 You must not, without the written consent of the Company, be in any way directly or indirectly engaged or concerned in any other business or undertaking where this is or is likely to be in conflict with the interests of the Company or where this may adversely affect the efficient discharge of your duties.

Infinera Ltd. Confidential 12. Data Protection 12.1 You acknowledge that the Company will process your personal data, as set out more fully in the Data Privacy Notice, which is available on the Infinera HUB (as may be updated from time to time). 12.2 You agree to comply with the Company's policies regarding the use of the Company's computers, e- mail system, Internet services and other software programs available on the HUB. You understand that the Company may check, record and review telephone calls (including voicemails), computer files, records and e-mails and conduct any other compliance, security or risk analysis checks that it considers reasonably necessary and proportionate. 13. Performance of Work Obligations 13.1 You shall at all times during this Agreement: 13.1.1 Faithfully and diligently perform those duties and exercise such powers consistent with them, which are from time to time assigned or vested in you; 13.1.2 Obey all lawful and reasonable directions of your supervisor and the management team of the Company; 13.1.3 Use your best endeavors to promote the interests of the Company or any Associated Company; 13.1.4 Keep your supervisor and/or the management team promptly and fully informed (in writing if so requested) of your conduct of the business or affairs of the Company or any Associated Company and provide such explanations as the management team may require; 13.1.5 Not at any time make any untrue or misleading statement relating to the Company or any Associated Company. 14. Confidential Information and Copyright, Inventions and Patents 14.1 You shall at all times during your employment and thereafter, as applicable, abide by the terms and conditions of the Confidentiality Agreement. 15. Disciplinary Procedure and Grievance Procedure 15.1 Any disciplinary matters concerning your employment will be dealt with in accordance with the Company’s disciplinary procedure, in force from time to time, further details of which may be obtained from the Human Resources Department. The Company reserves the right to suspend you from work temporarily on basic salary and on such other terms as the Company thinks fit should a bona fide allegation be made that you have committed an act of gross misconduct. The following list is not exhaustive but gives guidance on the offences which will normally be considered gross misconduct and for which the Company (unless there are genuine mitigating circumstances) is entitled to dismiss you without notice or pay in lieu:  Dishonesty, theft, embezzlement, fraud and/or any actions calculated to assist others in such activities;  Any act (other than a minor breach) constituting unlawful discrimination / harassment on the grounds of sex, sexual orientation, race, ethnic origin, nationality, disability, age, religion or beliefs, gender reassignment, pregnancy and maternity, and marriage and civil partnership;  Knowingly providing false information or documentation to the Company;

Infinera Ltd. Confidential  Conduct whether or not in the course of employment with the Company which does or could bring the Company or any subsidiary or associate of the Company or you into disrepute;  Conviction of any criminal offence which in the view of the Company demonstrates unsuitability for continued employment given the position held by you;  Divulging or misusing confidential information likely to harm the Company (or any subsidiary or associate of the Company) or its (or their) clients or customers;  Being under the influence of, or consuming, alcohol, illegal drugs or any controlled substances;  Violent, abusive, intimidating or offensive behaviour (physical or verbal);  Unauthorised access to or inappropriate use of the Company’s computer, e-mail and Internet systems or use of unapproved software;  Gross negligence;  Interference with safety equipment; and  Intentional or reckless disregard for health and safety rules or procedures. 15.2 You will be expected to maintain a good standard of work performance and conduct at all times. If standards fall below the reasonable levels acceptable to the Company, you may be liable to disciplinary action, which could ultimately result in dismissal if satisfactory improvements were not forthcoming. You agree to comply at all times with the Company’s Code of Business Conduct, as amended from time to time. 15.3 If you wish to raise a grievance, you may apply in writing to the Human Resources Department in accordance with the Company's grievance procedure. 15.4 The Company reserves the right to amend any disciplinary and/or grievance procedure or policy in force, at any time in its sole discretion. 16. Termination of Employment 16.1 Termination on notice. Subject to the terms of the Change of Control Agreement, this Agreement is terminable by the Company on giving three (3) months’ notice. This Agreement is terminable by you on giving three (3) months’ notice. Notice shall be given in writing. 16.2 Pay in lieu of Notice. The Company reserves the right to pay compensation in lieu of all or part of any notice of termination of employment which it or you are required to give. Your employment will terminate on the date that such notice is given or such later date as the Company may state in that notice. The payment in lieu will be made within one month of the termination date, subject to such deductions as are required by law. 16.3 The Company may at its absolute discretion pay the payment in lieu in equal monthly instalments in which case the first instalment will be paid within one month of the termination date, subject to such deductions as are required by law. You will take all reasonable steps to find alternative paid work as soon as possible during this period and will promptly provide the Company with details of any steps taken, any work obtained and the pay or other benefits which you will receive in respect of any such work. The Company may reduce or cease the instalment payments by the value of any such pay or benefits or may require you to reimburse it in respect of the value of any such pay and benefits. 16.4 The Company reserves the right to require you not to attend at work and/or not to undertake all or any of your duties of employment during any period of notice (whether given by you or the

Infinera Ltd. Confidential Company), provided always that the Company shall continue to pay your salary and contractual benefits whilst you remain employed by the Company. 17. Notices 17.1 Any notice to be served under this Agreement shall be in writing and shall be duly served: 17.1.1 If in the case of the Company it is handed to an employee of the Company (other than you) or sent by recorded or first class post to the Company at its registered office for the time being; or 17.1.2 If in the case of you it is handed to you or sent by recorded or first class post at your address specified in this Agreement or such other address as you may notify to the Company. 17.2 Any such notice sent by post shall be deemed served two business days after it is posted. In proving such service it shall be sufficient to prove that the notice was properly addressed and put in the post. 18. Relocation Benefits 18.1 To assist you with your Relocation, you are eligible to receive the relocation benefits set forth in the attached Exhibit A, on the terms described therein. 19. Miscellaneous 19.1 On termination of your employment you must immediately return to the Company in accordance with its instructions all equipment, correspondence, records, specifications, software, models, notes, reports and other documents (and any copies thereof) and any other property belonging to the Company or its Associated Companies (including but not limited to the Company car, keys, credit cards and passes) which are in your possession or under your control. You will, if so required by the Company, confirm in writing that you have complied with your obligations under this Clause. 19.2 Your employment with the Company is conditional on you producing such documents as the Company may require to establish your legal right to work lawfully in the United Kingdom. You warrant that you have the unrestricted right to work in the United Kingdom without any additional immigration approvals and that you have provided the Company with all necessary assistance to enable the Company to comply with its duties under the law. You undertake to notify the Company immediately if any such right ceases, or is reasonably expected to cease during your employment and to immediately provide the Company with written details of changes to your personal circumstances that might affect your immigration permission. 19.3 These Terms and Conditions shall be governed by and construed in accordance with the laws of England and each party hereby submits to the non-exclusive jurisdiction of the English courts. 19.4 This Agreement supersedes all previous arrangements and agreements (if any) relating to your employment (which shall be deemed to have been ended by mutual consent). You acknowledge that you are not entering into this Agreement in reliance on any representation not expressly set out in this Agreement. There are no collective agreements which affect the terms and conditions of the employment. To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return one copy to Jenny Standen.

Infinera Ltd. Confidential Issued for and on behalf of Infinera Limited, Signed: /s/ Jenny Standen Date: 31 May 2023 Jenny Standen, Director of Human Resources - EMEA I accept the terms of this Agreement, Signed: /s/ Nicholas R. Walden Date: 31 May 2023 Nicholas R. Walden

Infinera Ltd. Confidential Exhibit A – Relocation Benefits The following expenses are eligible for reimbursements/payment by the Company in association with your relocation from Spicewood, Texas (your “Current Location”) to Hampshire, UK (your “New Location”). The maximum amount of all relocation expenses shall not exceed the equivalent of USD $238,000 including services that are grossed up for tax purposes. All relocation expenses are subject to the terms and conditions indicated below and Infinera’s Global Mobility Policy. Immigration: The Company may pay for the application costs and associated legal fees necessary to file re-entry permits for you and your family in connection with your US Permanent Resident Cards. Income Tax Preparation: The Company, through a vendor of its choice, will provide for the costs of professional income tax preparation in Current Location country of residence and New Location country of residence for the 2023 and 2024 tax years. Infinera has partnered with Global Mobility Solutions (GMS), a Global Relocation Management Company who can assist you with coordination of the following services you may find necessary to successfully accomplish the Relocation. All travel and relocation benefits below must be booked through GMS in accordance with the Infinera travel policy. Incidentals Bonus: A cash lump-sum bonus in the amount of USD $24,000, intended to cover additional incidental expenses such as additional housing expenses not already covered in this agreement, incidental moving costs, health care premiums for daughters remaining in the US, etc. UK House Lease Breaking Fee (tenant incentive): A reimbursement in the amount of GBP 8,450 for the house lease breaking fee of the existing tenants in New Location. Temporary Living – Lodging (New Location): The Company will pay for the cost of temporary living for employee and spouse until you are able to occupy your New Location residence for up to a maximum of thirty (30) days. Temporary Living – Rental Car (New Location): The Company will pay for the cost of two (2) mid- size car rentals for up to thirty (30) days. Household Goods Move: The Company, through a carrier of its choice, will arrange for packing and shipping of your household goods from the Current Location residence to your residence at the New Location, up to a maximum of two 20 ft. containers (12,000 to 14,000 lbs), and one LDN air container (400- 500 lbs). The Company will not take responsibility for moving high-value collectibles such as art, coins, stamps, jewelry, rare books, etc., nor will the Company move items such as firearms, or other unusual or excessively bulky items. Vehicles will not be shipped for trans-oceanic moves or across country borders. Storage-In-Transit: The Company will pay for storage-in-transit of two 20 ft. containers (12,000 to 14,000 lbs) of your household goods at either the departure point or the arrival point, for up to thirty (30) days.

Infinera Ltd. Confidential Travel to New Location: A one-way coach class airline ticket for employee and spouse for final move, including excess baggage fees. All travel must be booked through GMS and in accordance with the Infinera travel policy. Pet Shipment (Dogs): The Company will pay for pet shipment services, including: airfare, customs- related requirements, tracking in transit, pickup/delivery of pets from Current Location to New Location. Gross-up: To assist you with the tax consequences of the relocation assistance provided, the Company will provide a gross-up to employee for reimbursement of expenses that cannot be taken as an itemized deduction on employee’s income tax returns. Determination of Exchange Rates: In most cases, for calculations of budgets, expenses forecasted and expenses incurred, U.S. Dollars will be used as the “base” currency. If expenses incurred and forecasted in one currency need to be converted into another currency, the prevailing exchange rate, as determined by Infinera’s Finance Department, between the two currencies in question at the time the expense is incurred or forecasted will be used for purposes of reimbursement or forecasting. Reimbursement of expenses exceeding the limitations for each benefit described above, or the total maximum approved relocation amount, will not be eligible for reimbursement without prior documented approvals in accordance with the Global Mobility Policy and Infinera’s Signature Authority Matrix. Once you have accepted this offer to relocate with the Infinera Relocation Benefits Program, a dedicated Global Assignment Manager from GMS will reach out to you to begin the coordination of necessary services. The Global Assignment Manager will assess the needs of you and your family in order to make a successful relocation experience. Conditions: If you voluntarily terminate your employment with the Company within one (1) year of your UK Start Date for any reason, or the Company terminates you for “Cause” (as defined in Schedule 1 attached) any amount paid of the relocation benefits listed above must be repaid to the Company upon your termination date. In addition, if the relocation to the New Location does not take place within six (6) months of your UK Start Date, 100% of the relocation benefits provided to you must be repaid to the Company, subject to the Company’s sole discretion. You should be aware that the Global Mobility Policy Plan is discretionary in nature, and Infinera, in its sole discretion, may suspend, modify, cancel or terminate the Policy at any time without any compensation to you. You acknowledge that the relocation benefits afforded under the Global Mobility Policy do not form an employment contract with the Company, Infinera or any of their subsidiaries. Accordingly, the relocation benefits provided by the Company pursuant to the Global Mobility Policy and this Exhibit are not part of your employment relationship with the Company and are completely separate from your salary or any other remuneration or benefits provided to you by the Company. I, Nicholas R. Walden, have read Infinera’s Global Mobility Policy and this Exhibit and understand the terms and conditions included therein. By signing below, I accept the offer of relocation benefits set forth in this Exhibit. /s/ Nicholas R. Walden Employee Signature Date: 31 May 2023

Infinera Ltd. Confidential Schedule 1 Definition of Cause For purposes of the Employment Agreement to which this Schedule 1 is attached, “Cause” will mean: (i) your willful failure to substantially perform your duties and responsibilities to the Company or deliberate violation of a Company or Infinera policy; (ii) your commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company or Infinera; (iii) unauthorized use or disclosure by you of any proprietary information or trade secrets of the Company or Infinera or any other party to whom you owe an obligation of nondisclosure as a result of your relationship with the Company or Infinera; or (iv) your willful breach of any of your obligations under any written agreement or covenant with the Company or Infinera. The determination as to whether you are being terminated for Cause will be made in good faith by the Company and will be final and binding on you.